Exhibit 99.1

Headquarters 3000 Riverchase Galleria Suite 1700 Birmingham, AL 35244 USA

www.walterenergy.com

Press Release

Walter Energy Provides Second Quarter Outlook;

Reaffirms Full-Year Production Guidance

BIRMINGHAM, Ala. — June 28, 2012 — Walter Energy Inc. (NYSE: WLT) (TSX: WLT), the world’s leading, publicly traded “pure-play” producer of metallurgical (met) coal for the global steel industry, today provided an outlook on second quarter performance and reaffirmed full-year met coal production guidance.

“Second quarter met coal production is expected to be solid and in-line with our 2012 guidance,” said Walt Scheller, Chief Executive Officer. “Second quarter met coal sales volume is expected to increase over the prior quarter. However, revenues and income will be adversely affected by lower second quarter pricing across the industry and we anticipate approximately flat sequential quarterly costs per ton.”

Production Outlook

Walter Energy expects met coal production to be approximately 2.8 million metric tons (MMTs) for the second quarter of 2012, up more than 10 percent from 2.5 million MMTs in the second quarter 2011. Full-year 2012 met coal production is expected to be between 11.5 and 13 MMTs, with approximately 75% of annual production being high-margin hard coking coal (HCC) and 25% pulverized coal injection (PCI).

Sales Volume, Price and Earnings Outlook

Second quarter 2012 met coal sales volume is also expected to be approximately 2.8 MMTs, up from 2.4 MMTs in first quarter 2012. Reflecting current trends in global coal markets, Walter Energy’s met coal prices for the second quarter 2012 will likely average about $200 per MT for HCC and $160 per MT for low-vol PCI, inclusive of the impact of previously priced carryover tons from past quarters. This will represent a decline of approximately 12% for HCC and an approximate 15% decline for low-vol PCI coal from the first quarter 2012. Costs per ton sold are expected to approximate those for the first quarter 2012.  The adverse effect of reduced pricing is expected to be partially offset by certain favorable non-operating gains.

About Walter Energy

Walter Energy is the world’s leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,400 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2011 Annual Report on Form 10-K and subsequent filings with the SEC, which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

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Investor Relations Contact:

Paul Blalock

Vice President, Investor Relations

205.745.2627

paul.blalock@walterenergy.com